UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2003
(Date of Report)

AMERICAN BUILDING CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9463 (Commission file Number)	75-2626358 (IRS Employer Identification No.)

1301 Waters Ridge Drive
Lewisville, Texas 75057
(Address of principal executive offices)

(972) 353-6458
(Registrant’s telephone number, including area code)

Item 5: Other Events
SIGNATURES

AMERICAN BUILDING CONTROL
ANNOUNCES THIRD QUARTER RESULTS

Item 5: Other Events — Third Quarter 2003 Earnings Release

On November 14, 2003 – American Building Control, Inc. (NASDAQ: ABCX) announces its results for the third quarter ended September 30, 2003. Highlights of the announcement include:

•	Core business enjoyed revenue growth.

•	Gross margin improved.

•	First-half cost reductions are resulting in reduced operating expenses.

•	Continuing business near break even in the third quarter.

Quarterly Financial Results

Third quarter sales were $10.7 million, compared to $11.1 million in the same period a year ago. Excluding the closed-circuit television (“CCTV”) business and the Industrial Vision Sources (“IVS”) unit, core business sales increased approximately 7%.

The Professional Security Group (“PSG”) grew 36% over a year ago, driven by strong increase in the “Homeland Security"-funded projects.

Sales in our Diversified Sales Group (“DSG”) decreased $1.5 million in the quarter, mainly attributable to a national retailer implementing a new product-changeover in the third quarter of 2003. The comparable 2002 product changeover occurred in the second quarter of that year.

The Company’s gross profit margin was 35.9% in the third quarter of 2003, or 32.7% excluding a $497,000 licensing settlement with Silent Witness, compared to 31.1% in the third quarter a year ago. (Also see “Silent Witness Settlement”.) The margin increase can be attributed to PSG becoming a larger percentage of the Company’s total sales. The PSG segment has a higher gross profit margin, on a historical basis than the DSG segment. Additionally, PSG has seen an increase in gross profit margin, when compared to the same period in 2002. The new generation of the SAFEnet product line continues to grow as a percentage of total access control sales and contributed to the improved margins.

Selling, general and administrative expenses (“SG&A”) were $4.3 million during the third quarter of 2003, a decrease of $0.5 million over the comparable period in 2002. This is related primarily to cost reduction measures implemented in the first half of 2003.

Other expenses and interest expenses of $0.1 million in the third quarter of 2003 were $0.3 million less than a year ago. The decrease is attributable to interest expense savings from the utilization of the December 2002 Honeywell Asset Sale proceeds to reduce the Company’s revolving credit facility to a zero balance.

The Company estimates that approximately $0.5 million of expenses included in the third quarter are “legacy” costs that do not benefit the continuing business. The Company expects some legacy expenses to continue at least through the second quarter of 2004.

The Company’s third quarter net loss of $(1.1) million can be fully accounted for by the depreciation, amortization and legacy costs.

Year-to-Date Financial Results

Sales for the first nine months were $31.9 million, compared to $32.7 million a year ago. Excluding the CCTV business and the IVS unit, sales increased approximately 11%.

The PSG grew 12% over a year ago, driven by strong increase in the “Homeland Security"-funded projects. DSG sales were $18.5 million in the first nine months of the year, compared to $20.8 million a year ago. The decrease was mainly due to IVS, adversely impacted by the depressed economic environment of its main client base, the integrated circuit manufacturing sector.

The gross profit margin was 31.0% in the first nine months of 2003, or 30.0% excluding the Silent Witness licensing settlement, compared to 29.5% in 2002. The gross profit margin improved despite additional charges in the second quarter of $0.4 million for older CCTV equipment. Without these charges, the gross profit margin for the nine months ended September 30, 2003 would have been 32.3%. A favorable sales mix toward the PSG business was the main factor for the gross profit margin improvement. The new generation of the SAFEnet product line also continues to grow as a percentage of total access control sales and contributed to the improved margins.

SG&A of $14.6 million during the first nine months of 2003 were up $0.2 million, compared to the same period in 2002. Severance costs of $0.4 million were incurred in the second quarter of 2003, related primarily to expenses for reduced corporate positions.

Other expenses and interest expenses of $0.3 million were $1.3 million less during the first nine months of 2003 compared to the same period of 2002. The decrease is attributable to a $1.5 million interest expense savings from the utilization of the Honeywell Asset Sale proceeds to reduce the Company’s revolving credit facility to a zero balance.

Liquidity

At the end of the third quarter, the Company had $6.5 million in cash and marketable securities ($3.6 million of marketable securities are callable between September 2003 and August 2004).

Silent Witness Settlement

On July 31, 2003 the Company reached a favorable settlement with Silent Witness with respect to a patent dispute. Under the terms of a settlement reached after mediation, Silent Witness agreed to pay the Company $800,000 in royalties for its past use of the patent and entered into a license agreement with the Company covering its future use of the patent. The Company has recognized $497,000 licensing revenue, which is the net present value of the settlement net of applicable legal fees, in the third quarter of 2003.

Management and Board Changes

Effective November 6, the Board of Directors has taken certain actions to restructure the Management and the Board of Directors of the Company. The Board has separated the roles of Chairman and the Chief Executive Officer (“CEO”) to clearly enhance the Board’s focus on issues of corporate governance and direct management’s focus on executing the strategic direction of the Company.

Mr. Carlo Loi has assumed the position of Chairman of the Board, Mr. John Macaulay the new position of Vice Chairman.

Replacing Mr. Bryan C.W. Tate, the Board appointed Mr. Danny W. Mills to the important position of President and CEO. Mr. Mills has a background in the security industry and has successfully grown and managed several technology companies into market leaders in their respective industries.

“Bryan and the management team, as well as the employees of the Company, are to be commended for their diligent efforts to stabilize the Company through a difficult period of time.” said Mr. Mills, the Company’s new President and CEO. “Many of the issues that they have faced and overcome over the past year will enable us to reposition the Company as a market leader in the security space. I am pleased with the significant improvement in the third quarter results and will use this improvement as a base from which to begin our repositioning efforts.”

Mr. Mills added, “We are working closely with the Board to develop an aggressive growth strategy and plan to communicate the strategy to the public in the next few months.”

About American Building Control, Inc.

With headquarters located in the Dallas suburb of Lewisville, Texas, American Building Control, Inc., formerly Ultrak, Inc., is focused on designing, marketing, selling and servicing niche security products for use in industrial, governmental and consumer surveillance markets worldwide. For more information on American Building Control, Inc., please call (800) 221-7225.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE BALANCE SHEETS
(in millions)

	September 30,	December 31,
	2003	2002

Cash	$2.9	$16.4
Marketable Securities	3.6	—
Receivables	10.4	8.6
Inventories	3.9	4.4
Other Current Assets	1.4	2.9

Current Assets	22.2	32.3

Land & Building	6.5	8.0
Property & Equipment	2.9	2.5
Intangibles	5.3	5.7
Other Assets	0.8	2.1

Total Assets	$37.7	$50.6

Payables	2.9	3.2
Accrued Expenses	4.2	6.5
Royalty claim — current portion	0.3	0.7
Deferred Income — current portion	1.0	1.0
Other Current Liabilities	2.5	3.2

Current Liabilities	10.9	14.6

Lease Commitment	6.6	6.6
Royalty claim — less current portion	0.1	—
Deferred Income — less current portion	0.5	1.1
Other Liabilities	0.1	0.9

Long-Term Liabilities	7.3	8.6
Equity	19.5	27.4

Total Liabilities and Equity	$37.7	$50.6

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three months ended September 30,

	2003	2002

Sales	$10.7	$11.1

Gross Profit	3.8	3.5
Margin	35.9%	31.1%

Operating Expenses	4.3	4.8
Depreciation & Amortization	0.5	0.7

Operating Loss	(1.0)	(2.0)
Interest Expense	0.1	0.5
Other Expense (Income)	—	(0.1)

Loss Before Discontinued Operations and Income Taxes	(1.1)	(2.4)
Income Tax Benefit	—	(0.1)
Income (Loss) from Discontinued Operations	—	0.9

Loss Before Cumulative Effect of Accounting Change	(1.1)	(1.6)

Net Loss Allocable to Common Stockholders	$(1.1)	$(1.6)

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$(0.08)	$(0.18)
Discontinued operations	—	0.06

Basic and Diluted Earnings (Loss) Per Share	$(0.08)	$(0.12)

Basic and Diluted Common Shares Outstanding (in millions)	14.1	14.0

AMERICAN BUILDING CONTROL, INC. and SUBSIDIARIES
CONDENSED COMPARATIVE STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Nine months ended September 30,

	2003	2002

Sales	$31.9	$32.7

Gross Profit	9.9	9.6
Margin	31.0%	29.5%

Operating Expenses	14.6	14.3
Depreciation & Amortization	1.6	1.9

Operating Loss	(6.3)	(6.6)
Interest Expense	0.7	2.1
Other Expense (Income)	(0.3)	(0.5)

Loss Before Discontinued Operations and Income Taxes	(6.7)	(8.2)
Income Tax Benefit	—	0.3
Income (Loss) from Discontinued Operations	(1.4)	2.0

Loss Before Cumulative Effect of Accounting Change	(8.1)	(5.9)
Cumulative Effect of Accounting Change — Continuing Operations	—	(14.8)
Cumulative Effect of Accounting Change — Discontinued Operations	—	(11.4)

Net Loss Allocable to Common Stockholders	$(8.1)	$(32.1)

Basic and Diluted Earnings (Loss) Per Share:
Continuing operations	$(0.48)	$(0.57)
Discontinued operations	(0.10)	0.14
Cumulative Effect of Accounting Change — Continuing operations	—	(1.05)
Cumulative Effect of Accounting Change — Discontinued operations	—	(0.80)

Basic and Diluted Earnings (Loss) Per Share	$(0.58)	$(2.28)

Basic and Diluted Common Shares Used in Computations	14.1	14.0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BUILDING CONTROL, INC. (Registrant)

Date: November 14, 2003	By:	/s/ Chris Sharng

Chris Sharng Senior Vice President and Chief Financial Officer